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                                                                     Exhibit 5.1





                            ROBERTS, SHERIDAN & KOTEL
                           A PROFESSIONAL CORPORATION
                                640 FIFTH AVENUE
                              NEW YORK, N.Y. 10019

                               -------------------
                            TELEPHONE (212) 262-5700
                            FACSIMILE (212) 262-0404


                                                  October 7, 1996



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:  Sparta Pharmaceuticals, Inc.
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Sparta Pharmaceuticals, Inc. a Delaware corporation (the "Company"), in connection with the registration on Form S-3 under the Securities Act of 1933, as amended, of (i) 25,316,153 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") and (ii) 11,309,722 of the Company's redeemable Common Stock Class C Warrants (the "Class C Warrants").

          In such capacity, we have examined the certificate of incorporation, as amended, the bylaws, and corporate proceedings of the Company, and based on such examination and having regard for applicable legal principles, it is our opinion that:

          (i) in the case of the Shares that are issuable upon the conversion of the Company's outstanding or issuable shares of Series B' Convertible Preferred Stock, upon the conversion of such shares of Series B' Convertible Preferred Stock in accordance with the terms thereof, such Shares will be validly issued, fully-paid and nonassessable; and

          (ii) in the case of the Shares that are issuable upon the exercise of the Company's outstanding or issuable Class C Warrants, upon the exercise (including the payment of the applicable exercise price) of the Class C Warrants in accordance with the terms thereof, such Shares will be validly issued, fully-paid and nonassessable; and

          (iii) in the case of the Shares that are issuable upon the exercise of certain common stock warrants issued to the placement agent (the "Common Stock Warrants"), upon the



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common stock warrants issued to the placement agent (the "Common Stock
Warrants"), upon the exercise (including the payment of the applicable exercise price) of the Common Stock Warrants in accordance with the terms thereof, such Shares will be validly issued, fully-paid and nonassessable; and

          (iv) in the case of the Shares that are issuable upon the exercise of a unit purchase option ("UPO") issued to the underwriters of the Company's initial public offering, upon the exercise (including the payment of the applicable exercise price) of the UPO in accordance with the terms thereof, such Shares will be validly issued, fully-paid and nonassessable; and

          (v) in the case of the Shares that are issuable upon the exercise of Class A and Class B Warants of the Company issuable upon the exercise of the UPO, upon the exercise (including the payment of the applicable exercise price) of the Class A Warrant and the exercise (including the payment of the applicable exercise price) of the Class B Warrant in accordance with the terms thereof, such Shares will be validly issued, fully-paid and nonassessable; and

          (vii) the outstanding Class C Warrants have been validly issued and are fully-paid and nonassessable; and

          (viii) the Shares that have been issued to Yale University have been validly issued, and are fully-paid and nonassessable.

          We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                              Very truly yours,



                                              ROBERTS, SHERIDAN & KOTEL,
                                                A Professional Corporation